                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ShoLodge, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                ShoLodge, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [SHOLODGE, INC. LETTERHEAD]

Dear Shareholder:

                  It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Friday, May 25, 2001 at its corporate headquarters at 130 Maple Drive North, Hendersonville, Tennessee.

                  You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect three directors, Earl H. Sadler and Bob Marlowe, for terms of three years and David M. Resha for a term of two years. Mr. Sadler has been a director of the Company since 1992. Mr. Marlowe is secretary, treasurer, chief accounting officer, chief financial officer and has been a director of the Company since 1984. Mr. Resha has been a director of the Company since 2000. The Board of Directors recommends that you vote for the three nominees.

                  We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

                  I look forward to seeing you on May 25, 2001.



                                            Sincerely,



                                            LEON MOORE
                                            President and Chief
                                            Executive Officer

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 2001

                                 ---------------

                  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ShoLodge, Inc. (the "Company") will be held at 9:00 a.m. Central Daylight Time on Friday, May 25, 2001, at the corporate headquarters at 130 Maple Drive North, Hendersonville, Tennessee, for the following purposes:


                  (1) To elect two Class I directors, to hold office for a term of three years and until a successor is elected and qualified; and

                  (2) To elect one Class III director to hold office for a term of two years and until a successor is elected and qualified; and

                  (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on April 16, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                  Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                        By the Order of the Board of Directors


                                        BOB MARLOWE, Secretary

Hendersonville, Tennessee
April 24, 2001

                  YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075
                                 (615) 264-8000

                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

                  The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 25, 2001, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 24, 2001.

                  The purposes of the Annual Meeting are to elect two Class I directors and one Class III director and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

                  A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

                  The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

                  The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company's regularly retained investor relations firm, Corporate Communications, Incorporated, may also be called upon to solicit proxies by telephone and mail.

                        VOTING SECURITIES AND PROCEDURES

                  The Board of Directors has fixed the close of business on April 16, 2001 as the record date for the Annual Meeting. Only record holders of the Company's stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 5,534,278 shares of common stock, no par value, (the "Common Stock") held of record by approximately 47 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

                  The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the directors' election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter's approval.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

                  The following table sets forth certain information as of April 1, 2001 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock and the Company's directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.


     =======================================================================================================
                                                                        COMMON STOCK
     -------------------------------------------------------------------------------------------------------
                                                      NUMBER OF SHARES
                    NAME OF OWNER                       BENEFICIALLY           PERCENT OF OUTSTANDING
                                                          OWNED(1)                     SHARES
     -------------------------------------------------------------------------------------------------------

     Leon Moore                                            2,829,999                    51.1%
          130 Maple Drive, North
          Hendersonville, Tennessee 37075
     -------------------------------------------------------------------------------------------------------

     Heartland Advisors, Inc.(2)                             585,500                    10.6
            790 North Milwaukee Street
             Milwaukee, WI 53202
     -------------------------------------------------------------------------------------------------------

     Dimensional Fund Advisors, Inc.(3)                      328,300                     5.9
             1299 Ocean Avenue
             Santa Monica, CA 90401
     -------------------------------------------------------------------------------------------------------

     FMR Corporation(4)                                      325,500                     5.9
          82 Devonshire Street
          Boston, MA 02109-3614
     -------------------------------------------------------------------------------------------------------

     Earl H. Sadler                                          216,200                     3.9
     -------------------------------------------------------------------------------------------------------

     Bob Marlowe(5)                                           92,833                     1.7
     -------------------------------------------------------------------------------------------------------

     James M. Grout(6)                                        65,100                     1.2
     -------------------------------------------------------------------------------------------------------

     Richard L. Johnson(7)                                    25,000                     0.4
     -------------------------------------------------------------------------------------------------------

     Helen L. Moskovitz(8)                                    10,332                     0.2
     -------------------------------------------------------------------------------------------------------

     David M. Resha(9)                                         1,500                     0.0
     -------------------------------------------------------------------------------------------------------

     All executive officers and directors as a             3,240,964                    56.8%
     group (7 persons)(5)(6)(7)(8)(9)
     =======================================================================================================



(1) Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or commission privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) As of December 31, 2000, based upon a Schedule 13G provided to the Company by Heartland Advisors which has acquired the shares for investment purposes for certain of their advisory clients. Includes 55,500 shares as to which the reporting person had sole voting power and 585,500 shares as to which the reporting person had sole dispositive power.

(3) As of December 31, 2000, based upon a Schedule 13G provided to the Company by Dimensional Fund Advisors, Inc. on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes 328,300 shares as to which the reporting person had sole voting power and 328,300 shares as to which the reporting person had sole dispositive power.

(4) As of December 31, 2000, based upon Schedule 13G provided to the Company by FMR Corporation which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 325,500 shares as to which the reporting person had sole dispositive power.

(5) Includes 81,833 shares as to which Mr. Marlowe held presently exercisable options at April 1, 2001 out of a total of 90,833 shares covered by options granted to Mr. Marlowe under the Company's 1991 Stock Option Plan and 1,000 shares owned by Mr. Marlowe's wife, as to which Mr. Marlowe disclaims beneficial ownership.

(6) Includes 61,000 shares as to which Mr. Grout held presently exercisable options at April 1, 2001 out of a total of 70,000 shares covered by options granted to Mr. Grout under the Company's 1991 Stock Option Plan.

(7) Shares as to which Mr. Johnson held presently exercisable options at April 1, 2001 out of a total of 25,000 shares covered by options granted to Mr. Johnson under the Company's 1991 Stock Option Plan.

(8) Includes 7,332 shares owned by Mrs. Moskovitz's husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

(9) Includes 100 shares owned by Mr. Resha's wife, as to which Mr. Resha disclaims beneficial ownership.



                              ELECTION OF DIRECTORS

     Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The terms of the Class I directors expire at this Annual Meeting, while the terms of the Class II directors expire at the next annual meeting and the terms of the Class III directors expire at the annual meeting of shareholders in the following year. Earl H. Sadler and Bob Marlowe currently serve as the Class I directors. They have been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2004. David M. Resha currently serves as a Class III director. He has been nominated for election to a two-year term expiring at the annual meeting of shareholders to be held in 2003.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as a director of the Class I nominees and the Class III nominee. They have consented to be candidates and to serve, if elected. While the Board has no reason to believe that any of the nominees will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the current directors and executive officers of the Company, including the nominee, which information has been furnished to the Company by the individuals named.





                                                        Position (Expiration of Term as      Year First Elected
                    Name                       Age                 Director)                       Director
                    ----                       ---    -----------------------------------    ------------------
Leon Moore(1)............................       60    President, Chief Executive Officer,            1976
                                                      Director (2003)

Richard L. Johnson.......................       60    Executive Vice President, Director             1984
                                                      (2002)

Bob Marlowe..............................       62    Chief Financial Officer, Secretary             1984
                                                      and Treasurer, Director (2001)

Earl H. Sadler(1)(2)(3)..................       78    Director (2001)                                1992

Helen L. Moskovitz(1)(2)(3) .............       64    Director (2002)                                1995

David M. Resha(1)(2)(3)..................       54    Director (2001)                                2000

James M. Grout...........................       56    Executive Vice President                        N/A




(1)  Executive Committee member.
(2)  Audit Committee member.
(3)  Compensation Committee member.

The following is a brief summary of the business experience of each of the current directors and executive officers of the Company, including the nominees.

                  LEON MOORE founded the Company in 1976 and has served as its President and Chief Executive Officer and a director since that time. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of Community Financial Group, Inc.

                  RICHARD L. JOHNSON has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group-- Municipal Finance Section with J.C. Bradford & Co.

                  BOB MARLOWE has been Chief Financial Officer, Secretary and Treasurer since April 1999 and a director of the Company since 1984. From October 1998 to April 1999 he served as Chief Accounting Officer, Secretary and Treasurer. From 1984 to November 1995 and from April 1, 1998 until October 1998 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant.

                  EARL H. SADLER has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company's Board of Directors in 1992, and is Chairman of the Compensation Committee and a member of the Audit Committee and Executive Committee.

                  HELEN L. MOSKOVITZ has been the President of Helen L. Moskovitz & Associates, Inc., a destination management company, since 1979. Mrs. Moskovitz joined the Company's Board of Directors in 1995. Ms. Moskovitz is Chairman of the Audit Committee and a member of the Compensation Committee and Executive Committee.

                  DAVID M. RESHA has been Chief Operating Officer of Finova Mezzanine Capital, Inc., formerly known as Sirrom Capital Corporation, since 1995. Prior to 1995, Mr. Resha was Senior Vice President of First Union Bank of Tennessee, where he managed the bank's Middle Market and Corporate Group. He is also a member of the Board of Advisors of Empirical Capital Partners, L.P., a hedge fund, and is a director of Community Financial Group, Inc. Mr. Resha joined the Company's Board of Directors in December of 2000, and is a member of the Audit Committee, Compensation Committee, and Executive Committee.

                  JAMES M. GROUT was elected Executive Vice President of the Company on April 27, 1995. From March 13, 1995 until April 27, 1995, Mr. Grout was employed by the Company as director of development. He was employed by Shoney's, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney's Division from February 1994 until January 1995.

                  The Company pays Mr. Sadler, Mrs. Moskovitz and Mr. Resha, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors' and committee meeting they attend.

                  The Board of Directors has an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and any internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met five times in the fiscal year ended December 31, 2000.

                  The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. The Committee did not meet in the fiscal year ended December 31, 2000.

                  The Board of Directors does not have a nominating committee.

                  The Board of Directors held six meetings and took action by unanimous written consent without a meeting, as permitted by the Company's Bylaws and the Tennessee Business Corporation Act, twice during the fiscal year ended December 31, 2000. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

                  The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer and the Company's three other executive officers who earned $100,000 or more for the Company's last three fiscal years (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                            Long Term
                                                           Annual Compensation         Compensation Awards
                                                         -------------------------     -------------------
      Name and Principal Position          Year          Salary ($)      Bonus ($)          Options (#)
      ---------------------------          ----          ----------      ---------     -------------------
Leon Moore,                                2000          $500,000        $      0                  0
President, Chief Executive Officer         1999           377,205         225,000                  0
                                           1998           365,000               0            408,333(1)


Richard L. Johnson,                        2000          $130,000               0                  0
Executive Vice President                   1999           130,000               0                  0
                                           1998           130,000               0             25,000(1)


Bob Marlowe,                               2000          $160,000         $     0                  0
Secretary, Treasurer and                   1999           123,617          75,000                  0
Chief Financial Officer                    1998           120,000               0             90,833(1)


James M. Grout,                            2000          $155,000         $     0                  0
Executive Vice President                   1999           136,809          40,000
                                           1998           135,000               0             70,000(1)


-----------------------

            (1) Includes previously granted options which were repriced on September 23, 1998.

                  No options or stock appreciation rights were granted in fiscal 2000.

                  The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 31, 2000 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 31, 2000.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES



                                                                    Number of             Value of
                                                                   Unexercised          Unexercised
                                                                 Options Held at       In-the-Money
                                        Shares                  December 26, 1999       Options at
                                       Acquired                   (Exercisable/        December 26,
                                      on Exercise     Value      Unexercisable)           1999(1)
                                        Exercise    Realized    -----------------     (Exercisable/
                      Name                (#)         ($)                             Unexercisable)
                      ----            -----------   --------                          --------------


            Leon Moore                    408,333          0           0/                  $0/
                                                                       0                   $0


            Richard L. Johnson                  0          0         25,000/             $21,875/
                                                                        0                   0


            Bob Marlowe                         0          0         76,833/             $67,229/
                                                                     14,000              $12,250

            James M. Grout                      0          0         56,000/             $49,000/
                                                                     14,000              $12,250




                  (1) Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 29, 2000 ($4.63).

KEY EMPLOYEE SUPPLEMENTAL INCOME PLAN

                  Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 2000, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

                  The Company's Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company's initial public offering of its Common Stock in February 1992. During the fiscal year ended December 31, 2000, the Committee did not meet. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company's 1991 Stock Option Plan.

                  The Committee maintains the philosophy that the compensation of the Company's executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company's executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased significantly during the last three fiscal years.

                  Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the Company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria. As of the date of this proxy statement, the Committee has not met to consider performance bonuses, if any, to be awarded in 2001.

                  The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. Approximately 53% of the Company's Common Stock is beneficially owned by the executive officers.

                  Chief Executive Officer's Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company's President and Chief Executive Officer since inception. Mr. Moore's compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore's compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore was paid a performance bonus of $225,000 in fiscal 1999. In September 1998 the Committee repriced Mr. Moore's options to $3.75, the market price of the Company's outstanding common stock at that time. No additional options were granted to Mr. Moore in 1998 through 2000. While the amount of the stock options repriced were not based on objective factors, the Committee believes that Mr. Moore's incentive compensation package for 2000 rewarded Mr. Moore for his leadership during fiscal 2000 and properly aligns Mr. Moore's compensation with the interests of the Company's shareholders.

                  Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company's 1991 Stock Option Plan may not be deductible under
Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

April 18, 2001                       Compensation Committee:
                                             Earl H. Sadler, Chair
                                             Helen M. Moskovitz
                                             David M. Resha

AUDIT COMMITTEE REPORT

To the Board of Directors

                  The Audit Committee is composed of three directors, all of whom are "independent," as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the board of directors, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are Helen M. Moskovitz (Chair), Earl H. Sadler and David M. Resha. The Audit Committee recommends to the board of directors the selection of the Company's independent accountants.

         Management is responsible for the Company's internal accounting controls and internal financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements each year in accordance with generally accepted auditing standards and to issue a report on such statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Company's Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the Company's independent accountants that firm's independence.

         Based on the Audit Committee's review and discussion with management and the Company's independent accountants and the Audit Committee's review of the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                  The Audit Committee has considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with the auditor's independence.

                                     AUDIT COMMITTEE

                                          Helen M. Moskovitz (Chair)
                                          Earl H. Sadler
                                          David M. Resha

2000 AUDITOR FEES

Audit Fees

                  The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and reviews of the Company's financial statements included in the Company's Forms 10-Q for the year ended December 31, 2000 was $239,000.

Financial Information Systems Design and Implementation Fees

                  No fees were billed by Ernst & Young LLP for information technology services of the type described in Rule 2.01(c)(4)(ii) of Regulation S-X during the year ended December 31, 2000.

All Other Fees

                  The aggregate amount of fees billed for all other non-audit services, including fees for tax-related services, rendered by Ernst & Young LLP during the year ended December 31, 2000 was $102,400.

                                PERFORMANCE GRAPH

                  Commencing on February 12, 1992 (the first day during which the Company's Common Stock was publicly traded), the following graph demonstrates a 95 month comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on February 12, 1992 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.




==================================================================================================================================
                                 2/12/92  12/27/92  12/26/93  12/25/94  12/31/95  12/29/96  12/28/97  12/27/98  12/26/99  12/31/00
----------------------------------------------------------------------------------------------------------------------------------
Sholodge, Inc.                   $100.00   $135.71   $200.89   $235.12   $113.10   $151.79   $188.99   $ 74.40   $ 58.78   $ 55.06
----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market U.S. Index   $100.00   $103.80   $117.43   $116.92   $170.44   $210.04   $247.67   $358.41   $634.30   $398.40
----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial Index       $100.00   $ 97.41   $110.44   $108.03   $154.33   $181.03   $216.48   $323.97   $613.94   $365.07
==================================================================================================================================


                              CERTAIN TRANSACTIONS

                  During fiscal 2000 the Company purchased 10 vehicles from Northlake Auto Mall, Inc., a corporation owned by Leon Moore, the President and Chief Executive Officer and a director of the Company, for an aggregate purchase price of approximately $299,283.

                  The Company purchases substantially all of its insurance, including directors and officers liability, general liability, employment practices liability, casualty, and automobile coverage, through Aon Risk Services, Inc. of Tennessee, an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

                  All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company's independent auditors for the 2001 fiscal year. Representatives of Ernst & Young, LLP, the Company's independent auditors for the 2000 fiscal year, are expected to be present at the shareholder's meeting and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

                  Shareholders intending to submit proposals pursuant to SEC Rule 14a-8 for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075. Proposals must be in writing and must be received by the Company prior to December 26, 2001. The deadline for submitting proposals outside the processes of Rule 14a-8 is March 11, 2002. All proposals should be sent to the Company by certified mail, return receipt requested.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 2000, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements, except that Mr. Moore filed one Form 4 one day late.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statement of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independent and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review with management and the independent auditor, all significant accounting estimates, financial reporting issues, judgments and other special issues made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's annual and quarterly financial statements prior to the filing of its Form 10-K and 10-Q, as applicable.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's conflict of interest and ethics policies, accounting principles and practices, and financial reporting requirements, as suggested by the independent auditor, internal auditors or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8. Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

        10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

        11. Review the appointment and replacement of any internal auditor.

        12. Review the significant reports to management prepared by the internal auditing department and management's responses.

        13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

        14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

        15. Obtain reports from management, the Company's internal auditor and the independent auditor that the

            Company's subsidiary and affiliated entities are in conformity with applicable legal requirements, as appropriate.

        16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct and findings of the audit.

        17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

            (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            (b)   Any changes required in the planned scope of the audit.

        18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

        20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

        21. Meet at least annually with the chief financial officer, internal auditor and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Chapter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations.

                                 SHOLODGE, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 9:00 A.M., CDT, ON MAY 25, 2001.

The undersigned hereby appoints Richard L. Johnson and James M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the "Company") held of record by the undersigned on April 16, 2001, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 25, 2001, at the Company's corporate headquarters, 130 Maple Drive North, Hendersonville, Tennessee, and at any adjournment thereof.

(1) To elect the following nominees as the Class I directors to hold office for a term of three years and until their successors are elected and qualified.

    Earl H. Sadler

    [ ]  FOR the nominee                                           [ ]  WITHHOLD AUTHORITY to vote
         listed above                                                   for the nominee

    Bob Marlowe

    [ ]  FOR the nominee                                           [ ]  WITHHOLD AUTHORITY to vote
         listed above                                                   for the nominee

(2) To elect the following nominee as a Class III director to hold office for a term of two years and until his successor is elected and qualified.

    David M. Resha

    [ ]  FOR the nominee                                           [ ]  WITHHOLD AUTHORITY to vote
         listed above                                                   for the nominee

(3) In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES REFERRED TO IN PARAGRAPHS (1) and (2).

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                                Date:                    , 2001.
                                                     --------------------


                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature

                                                (When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If shareholder is
                                                a corporation, corporate name
                                                should be signed by an
                                                authorized officer and the
                                                corporate seal affixed. If
                                                shareholder is a partnership,
                                                please sign in partnership name
                                                by authorized persons. For joint
                                                accounts, each joint owner
                                                should sign.)

                                                PLEASE SIGN, DATE, AND MAIL THIS
                                                PROXY PROMPTLY IN THE ENCLOSED
                                                REPLY ENVELOPE WHICH REQUIRES NO
                                                POSTAGE IF MAILED IN THE UNITED
                                                STATES.